EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release 12-006

Date:  March 12, 2012                                                                           Contact:        Terrence Jamerson
              Director, Finance & Investor Relations

Helix Signs Agreement with Sembcorp Marine’s Jurong Shipyard to Build Semisubmersible Well Intervention Vessel

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that it has signed a contract with Sembcorp Marine’s subsidiary Jurong Shipyard in Singapore for the construction of its newbuild semisubmersible well intervention vessel previously announced by Helix in February.

Owen Kratz, Helix’s Chairman and CEO, stated, “We are pleased to have selected a proven partner in Jurong Shipyard to leverage on our market and technological leadership in subsea well intervention.  This new asset, engineered and designed based on the lessons learned from our successful Q4000 platform, is being constructed to meet an increasing market demand for specialized deepwater well intervention services worldwide.  We look forward to the delivery of this new-generation advanced well intervention vessel and plan to expand this business segment even further.”

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the energy market as well as to its own oil and gas business unit.  For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, our statements regarding our intentions to expand the business segment further and our expectation for delivery.  The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to shipyard availability, the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.